UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 14, 2016
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2016, GSE Systems, Inc. (the "Company") announced that, on September 14, 2016, its board of directors (the "Board") elected Suresh Sundaram to serve on the Board as a Class II director with a term expiring at the Annual Meeting of Stockholders in 2018, and that Dr. Sundaram was also appointed as chairman of the Nominating Committee.

Dr. Sundaram is not a party to any arrangements pursuant to which he was selected as a director. Dr. Sundaram has not been involved in any transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant.  Dr. Sundaram will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company.

The Company also announced that the Board appointed James Stanker as Chairman of the Audit Committee effective September 14, 2016.

Finally, the Company announced that Dr. Sheldon L. Glashow has retired from the Board effective September 15, 2016.

A copy of the press release announcing the election of Dr. Sundaram to the Board, the Board committee appointments, and the retirement of Dr. Glashow, is being furnished with this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
99.1	Press Release, dated September 15, 2016, announcing election of Suresh Sundaram to the Board of Directors

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: September 15, 2016